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                             STOCK OPTION AGREEMENT

      Pursuant to the Grant Notice and this Stock Option Agreement, the Company has granted you an option to purchase the number of shares of the Company's common stock ("Common Stock") indicated in the Grant Notice at the exercise price indicated in the Grant Notice.

      Your option is granted in connection with and in furtherance of the Company's 1997 Equity Incentive Plan (the "Plan") for the Company's employees (including officers), directors or consultants, and is intended to comply with the provisions of (i) Rule 701 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") and (ii) Section 25102(0) of the California Corporations Code. Defined terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

      The details of your option are as follows:

      1. VESTING. Subject to the limitations contained herein, your option will vest as provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Status as an Employee, Director or Consultant.

      2.    METHOD OF PAYMENT.

            (a) PAYMENT OPTIONS. Payment of the exercise price by cash or check is due in full upon exercise of all or any part of your option, provided that you may elect, to the extent permitted by applicable law and the Grant Notice, to make payment of the exercise price under one of the following alternatives:

                       (i)    Payment   pursuant  to  a  program   developed
under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

                       (ii) Provided that at the time of exercise the Company's Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of already-owned shares of Common Stock, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims. encumbrances or security interests, which Common Stock shall be valued at its fair market value on the date of exercise; or

                       (iii) Payment by a combination of the above methods.

      3. EXERCISE PRIOR TO VESTING. If permitted in the Grant Notice, and subject to the provisions of your option contained herein, you may elect, at any time that is BOTH (i) during your Continuous Status as an Employee, Director or Consultant and (ii) during your option's

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term, to exercise all or part of your option, including the unvested portion of your option; PROVIDED, HOWEVER, that:

                       (i) a partial exercise of your option shall be deemed to cover first vested shares and then the earliest vesting installment of unvested shares;

                       (ii) any shares so purchased from installments which have not vested as of the date of exercise shall be subject to the purchase option in favor of the Company as described in the Company's form of Early Exercise Stock Purchase Agreement;

                       (iii) you shall enter into the Company's form of Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred; and

                       (iv) your option shall not be exercisable with respect to any unvested installment to the extent such exercise would cause the aggregate fair market value of any shares subject to incentive stock options granted you by the Company (valued as of their grant date) which would become exercisable for the first time during any calendar year to exceed $100,000.

      4. WHOLE SHARES. Your option may only be exercised for whole shares.

      5. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, your option may not be exercised unless the shares issuable upon exercise of your option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

      6. TERM. The term of your option commences on the Date of Grant and expires upon the earliest of:

                       (i) the Expiration Date indicated in the Grant Notice;

                       (ii) the tenth (10th) anniversary of the Date of Grant;

                       (iii) eighteen (18) months after your death, if you die during, or within three (3) months after the termination of your Continuous Status as Employee, Director or Consultant;

                       (iv) twelve (12) months after the termination of your Continuous Status as Employee, Director or Consultant due to disability;

                       (v) immediately after the termination of your Continuous Status as Employee, Director or Consultant for Cause; or

                       (vi) three (3) months after the termination of your Continuous Status as an Employee, Director or Consultant for any other reason, provided that if during any part of such three (3)-month period the option is not exercisable solely because of the condition


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set forth in paragraph 5 (Securities Law Compliance), in which event the option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of Continuous Status as an Employee, Director or Consultant.

            For these purposes, "Cause" shall include, but not be limited to, the commission of any act of fraud, embezzlement or dishonesty, any unauthorized use or disclosure of confidential information or trade secrets of the Company, or any other intentional misconduct adversely affecting the business or affairs of the Company in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company may consider as ground for your dismissal or discharge. In the event the California Department of Corporations has advised the Company or issued written guidance that a different definition of "cause" applies under Corporations Code Section 25102(o), such definition shall apply to this option.

            To obtain the federal income tax advantages associated with an "incentive stock option," the Code requires that at all times beginning on the grant date of the option and ending on the day three (3) months before the date of the option's exercise, you must be an employee of the Company, except in the event of your death or permanent and total disability. The Company cannot guarantee that your option will be treated as an "incentive stock option" if you exercise your option more than three (3) months after the date your employment with the Company terminates.

      7.    EXERCISE.

            (a) You may exercise the vested portion of your option during its term (and the unvested portion of your option if the Grant Notice so permits) by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

            (b) By exercising your option you agree that:

                       (i) as a condition to any exercise of your option, the Company may require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1)the exercise of your option; (2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (3) the disposition of shares acquired upon such exercise;

                       (ii) you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of an incentive stock option that occurs within two (2) years after the Date of Grant or within one (1) year after such shares of Common Stock are transferred upon exercise of your option; and

                       (III) the Company (or a representative of the underwriters) may, in connection with the first underwritten registration of the offering of any securities of the


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Company under the Act, require that you not sell or otherwise transfer or dispose of any shares of Common Stock or other securities of the Company during such period (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Act as may be requested by the Company or the representative of the underwriters. You further agree that the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

      8. TRANSFERABILITY. Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

      9. RIGHT OF FIRST REFUSAL/RIGHT OF REPURCHASE. Vested shares that are received upon exercise of your option are subject to any right of first refusal that may be described in the Company's bylaws in effect at such time the Company elects to exercise its right. The Company's right of first refusal shall expire on the date of the first registration of an equity security of the Company under
Section 12 of the Exchange Act. In addition, to the extent provided in the Company's bylaws as amended from time to time, the Company Shall have the right to repurchase all or any part of the shares received pursuant to the exercise of your option, which right shall be in addition to any right created by exercise prior to vesting.

      10. OPTION NOT A SERVICE CONTRACT. Your option is not an employment contract and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company, or of the Company to continue your employment with the Company. In addition, nothing in your option shall obligate the Company, its shareholders, board of directors, officers or employees to continue any relationship which you might have as a director or consultant for the Company.

      11. NOTICES. Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

      12. GOVERNING PLAN DOCUMENT. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, including without limitation the provisions of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.

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